UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2024 (April 15, 2024)

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40261	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of principal executive offices)	(Zip Code)

(516) 216-9257

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC

9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On April 15, 2024, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Soluna Holdings, Inc., formerly known as Mechanical Technology, Incorporated (the “Company”), adopted forms of restricted stock award agreements (the “Stock Award Agreements”) that the Company may issue under the Company’s Soluna Holdings, Inc. Third Amended and Restated 2021 Stock Incentive Plan, as amended and in effect from time to time (the “2021 Plan”), and/or the Company’s Soluna Holdings, Inc. 2023 Stock Incentive Plan (the “2023 Plan” and together with the 2021 Plan, each a “Plan” and collectively the “Plans”). The Stock Award Agreements may be denominated in shares of the Company’s Common Stock (“Common Stock”) and/or, in the case of Stock Award Agreements issued under the 2021 Plan, shares of the Company’s 9.0% Series A Cumulative Perpetual Preferred Stock (“Preferred Stock”).

The Company, upon the approval of the Compensation Committee, may issue to a recipient a Master Restricted Stock Agreement (a “Master RSA”) under the 2021 Plan and/or the 2023 Plan. Each Master RSA will be denominated in shares of Common Stock and will be subject to one or more Stock Award Agreements pursuant to which the Company will issue shares of Common Stock in accordance with each Master RSA and the applicable Plan. Each Master RSA and accompanying Stock Award Agreement will be subject to the vesting schedules set forth therein, which may consist of time-based vesting or vesting upon a separation from the Company or a subsidiary thereof. Each Master RSA and accompanying Stock Award Agreement provides that if the recipient maintains a continuous business relationship through each vesting date, a portion of the shares subject to the Master RSA and accompanying Stock Award Agreement shall vest on the applicable vesting date. If the Company terminates the recipient’s business relationship with the Company, or any subsidiary thereof, for any reason, whether voluntary or involuntary, no additional shares subject to the Master RSA or any accompanying Stock Award Agreement shall vest after the termination date. The Compensation Committee shall have the discretion to determine each recipient’s business relationship status. For purposes of each Master RSA, a business relationship consists of service to the Company or its subsidiaries in the capacity of an employee, officer, director, consultant or advisor. If the Company consummates a change of control, all shares of Common Stock subject to the Master RSA and any accompanying Stock Award Agreement will automatically vest and become exercisable, subject to any limitations imposed by Sections 280G and 4999 of the Internal Revenue Code.

The Company, upon the approval of the Compensation Committee, may also issue to a recipient a Restricted Stock Award Agreement (a “General RSA”) under the 2021 Plan. Each General RSA may be denominated in shares of Common Stock and/or Preferred Stock. Each General RSA will be subject to the vesting schedule set forth therein, which may consist of time-based vesting or vesting upon a separation from the Company or a subsidiary thereof. Each General RSA will provide that if the recipient maintains a continuous business relationship through each vesting date, a portion of the shares subject to the Stock Award Agreement shall vest on the applicable vesting date. If the Company terminates the recipient’s business relationship with the Company, or any subsidiary thereof, for any reason, whether voluntary or involuntary, no additional shares subject to the Stock Award Agreement shall vest after the termination date. The Compensation Committee shall have the discretion to determine each recipient’s business relationship status. For purposes of each Stock Award Agreement, a business relationship consists of service to the Company or its subsidiaries in the capacity of an employee, officer, director, consultant or advisor. If the Company consummates a change of control, all or a portion of the shares subject to the General RSA may, at the discretion of the Compensation Committee, vest and become free of some or all restrictions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may cause the application of Sections 280G and 4999 of the Internal Revenue Code.

The foregoing descriptions of the Master RSA, the General RSA and the accompanying Stock Award Agreements contained herein do not purport to be complete and are qualified in their entirety by reference to the Master RSA, the General RSA and the accompanying Stock Award Agreements, copies of which shall be filed with the Company’s next periodic report and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2024	SOLUNA HOLDINGS, INC.

	By:	/s/ John Tunison
	Name:	John Tunison
	Title:	Chief Financial Officer